Exhibit 99.1

Vanda Wins Denial of Petition For Rehearing on Fanapt®

U.S. Court of Appeals Denies Petitions for Panel Rehearing and Rehearing En Banc

WASHINGTON, August 14, 2018 /PRNewswire/ — Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) announced today that the U.S. Court of Appeals for the Federal Circuit denied petitions for panel rehearing and rehearing en banc filed by West-Ward Pharmaceuticals, a subsidiary of Hikma Pharmaceuticals, relating to Vanda’s U.S. Patent number 8,586,610 (the ‘610 Patent) for Fanapt®. This denial by U.S. Court of Appeals for the Federal Circuit leaves undisturbed its prior decision that West-Ward Pharmaceuticals’s Abbreviated New Drug Application for iloperidone infringed the ‘610 Patent, and that West-Ward Pharmaceuticals had not proven the ’610 Patent invalid. The ‘610 Patent is set to expire November 2, 2027.

About Vanda Pharmaceuticals Inc.

Vanda is a global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com.

About Fanapt®

For full U.S. Prescribing Information for Fanapt®, including indication, Boxed Warnings and Important Safety Information, visit our Web site at www.fanapt.com.

Investor Contact:

Jim Kelly

Executive Vice President & Chief Financial Officer

Vanda Pharmaceuticals Inc.

(202) 734-3428

jim.kelly@vandapharma.com